Exhibit 4.4

EXECUTION COPY

PASS THROUGH TRUST AGREEMENT

dated as of November 15, 2004

between

JETBLUE AIRWAYS CORPORATION

and

WILMINGTON TRUST COMPANY,

as Trustee

JetBlue Airways Pass Through Trust, Series 2004-2G-1-O

Pass Through Certificates, Series 2004-2G-1-O

Reconciliation and tie between JetBlue Airways Pass Through Trust Agreement, Series 2004-2G-1-O dated as of November 15, 2004, and the Trust Indenture Act of 1939.  This reconciliation does not constitute part of the Pass Through Trust Agreement.

Trust Indenture Act of 1939 Section		Pass Through Trust Agreement Section

310	(a)(1)	7.08
	(a)(2)	7.08
312	(a)	3.05; 8.01; 8.02
313	(a)	7.06; 8.03
314	(a)	8.04(a), (c) & (d)
	(a)(4)	8.04(e)
	(c)(1)	1.02
	(c)(2)	1.02
	(d)(1)	7.13; 11.01
	(d)(2)	7.13; 11.01
	(d)(3)	2.01
	(e)	1.02
315	(b)	7.02
316	(a)(last sentence)	1.04(c)
	(a)(1)(A)	6.04
	(a)(1)(B)	6.05
	(b)	6.06
	(c)	1.04(e)
317	(a)(1)	6.03
	(b)	7.13
318	(a)	12.06

i

Section 6.05.	Waiver of Past Defaults
Section 6.06.	Right of Certificateholders to Receive Payments Not to Be Impaired
Section 6.07.	Certificateholders May Not Bring Suit Except Under Certain Conditions
Section 6.08.	Remedies Cumulative

ARTICLE VII THE TRUSTEE
Section 7.01.	Certain Duties and Responsibilities
Section 7.02.	Notice of Defaults
Section 7.03.	Certain Rights of Trustee
Section 7.04.	Not Responsible for Recitals or Issuance of Certificates
Section 7.05.	May Hold Certificates
Section 7.06.	Money Held in Trust
Section 7.07.	Compensation and Reimbursement
Section 7.08.	Corporate Trustee Required; Eligibility
Section 7.09.	Resignation and Removal; Appointment of Successor
Section 7.10.	Acceptance of Appointment by Successor
Section 7.11.	Merger, Conversion, Consolidation or Succession to Business
Section 7.12.	Maintenance of Agencies
Section 7.13.	Money for Certificate Payments to Be Held in Trust
Section 7.14.	Registration of Equipment Notes in Name of Subordination Agent
Section 7.15.	Representations and Warranties of Trustee
Section 7.16.	Withholding Taxes Information Reporting
Section 7.17.	Trustee’s Liens
Section 7.18.	Preferential Collection of Claims

ARTICLE VIII CERTIFICATEHOLDERS’ LISTS AND REPORTS BY TRUSTEE
Section 8.01.	The Company to Furnish Trustee with Names and Addresses of Certificateholders
Section 8.02.	Preservation of Information Communications to Certificateholders
Section 8.03.	Reports by Trustee
Section 8.04.	Reports by the Company

ARTICLE IX SUPPLEMENTAL AGREEMENTS
Section 9.01.	Supplemental Agreements Without Consent of Certificateholders
Section 9.02.	Supplemental Agreements with Consent of Certificateholders
Section 9.03.	Documents Affecting Immunity or Indemnity
Section 9.04.	Execution of Supplemental Agreements
Section 9.05.	Effect of Supplemental Agreements

ii

Section 9.06.	Conformity with Trust Indenture Act
Section 9.07.	Reference in Certificates to Supplemental Agreements

ARTICLE X AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS
Section 10.01.	Amendments and Supplements to Indentures and Financing Documents

ARTICLE XI TERMINATION OF TRUST
Section 11.01.	Termination of the Trust

ARTICLE XII MISCELLANEOUS PROVISIONS
Section 12.01.	Limitation on Rights of Certificateholders
Section 12.02.	Certificates Nonassessable and Fully Paid
Section 12.03.	Notices
Section 12.04.	Governing Law
Section 12.05.	Severability of Provisions
Section 12.06.	Trust Indenture Act Controls
Section 12.07.	Effect of Headings and Table of Contents
Section 12.08.	Successors and Assigns
Section 12.09.	Benefits of Agreement
Section 12.10.	Legal Holidays
Section 12.11.	Counterparts
Section 12.12.	Intention of Parties

Exhibit A	-	Form of Certificate
Exhibit B	-	Form of Assignment and Assumption Agreement
Exhibit C	-	Form of Notice to Withholding Agent

iii

PASS THROUGH TRUST AGREEMENT

THIS PASS THROUGH TRUST AGREEMENT, dated as of November 15, 2004 (the “Agreement”), between JETBLUE AIRWAYS CORPORATION, a Delaware corporation, and WILMINGTON TRUST COMPANY, as Trustee, is made with respect to the formation of JetBlue Airways Pass Through Trust, Series 2004-2G-1-O and the issuance of JetBlue Airways Pass Through Trust, Series 2004-2G-1-O Pass Through Certificates representing fractional undivided interests in the Trust.

W I T N E S S E T H:

WHEREAS, the Company has obtained commitments from AVSA for the delivery of fifteen (15) Airbus A320-232 aircraft (collectively, the “Aircraft”);

WHEREAS, the Company intends to finance or refinance the acquisition of the Aircraft through separate secured loan transactions in which the Company will own such Aircraft;

WHEREAS, in the case of each Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, three series of Equipment Notes to finance or refinance a portion of the purchase price of such Aircraft;

WHEREAS, the Trustee, upon execution and delivery of this Agreement, hereby declares the creation of the Trust for the benefit of the Certificateholders, as the grantors of the Trust, by their respective acceptances of the Certificates, join in the creation of this Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Trust will evidence Fractional Undivided Interests in the Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes;

WHEREAS, the Escrow Agent on behalf of the Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

WHEREAS, pursuant to the terms and conditions of this Agreement and the Note Purchase Agreement, upon or following delivery of an Aircraft, the Trustee on behalf of the Trust, using funds withdrawn under the Escrow Agreement, may purchase an Equipment Note having the same interest rate as, and final legal distribution date not later than the final Regular

Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Note in trust for the benefit of the Certificateholders;

WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of the Trust, the Company has duly authorized the execution and delivery of this Agreement as the “issuer”, as such term is defined in and solely for purposes of the Securities Act, of the Certificates to be issued pursuant hereto and as the “obligor”, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the ongoing fees and expenses of the Trustee;

WHEREAS, all of the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms used in this Agreement, including in the recitals to this Agreement, that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

(3)           all references in this Agreement to designated “Articles”, “Sections”, “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Agreement;

(4)           the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision; and

(5)           unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”.

“Above-Cap Liquidity Facility” means, initially, the ISDA Master Agreement, dated as of November 15, 2004, between the Subordination Agent, as agent and trustee for the Class G-1 Trust, and the initial Class G-1 Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class G-1 Certificates, and, from and after replacement of such ISDA Master Agreement pursuant to the Intercreditor Agreement, the Replacement Above-Cap Liquidity Facility (as defined in the Intercreditor Agreement) therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Above-Cap Liquidity Provider” means Citibank, N.A. or any Replacement Above-Cap Liquidity Provider which has issued a Replacement Above-Cap Liquidity Facility (each as defined in the Intercreditor Agreement) to replace the Class G-1 Above-Cap Liquidity Facility pursuant to Section 3.6(c)(ii) of the Intercreditor Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means members of, or participants in, DTC.

“Agreement” has the meaning specified in the initial paragraph hereto.

“Aircraft” has the meaning specified in the Note Purchase Agreement.

“Aircraft Purchase Agreement” has the meaning specified in the Note Purchase Agreement.

“Applicable Funding Date” has the meaning specified in Section 2.01(b).

“Applicable Participation Agreement” has the meaning specified in Section 2.01(b).

“Assignment and Assumption Agreement” means the assignment and assumption agreement substantially in the form of Exhibit B hereto to be executed and delivered in accordance with Section 11.01.

“Authorized Agent” means any Paying Agent or Registrar for the Certificates.

“Avoidable Tax” means a state or local tax (i) upon (w) the Trust, (x) the Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States.  A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

“AVSA” means AVSA S.A.R.L., an affiliate of Airbus S.A.S.

“Book-Entry Certificate” means, with respect to the Global Certificate, a beneficial interest in the Global Certificate, ownership and transfers of which shall be made through book entries as described in Section 3.05.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Wilmington, Delaware or, so long as any Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

“Certificate” means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

“Certificate Account” means the account or accounts created and maintained pursuant to Section 4.01(a).

“Certificate Owner” means, with respect to the Certificates, for purposes of Section 3.05, a Person who owns a Book-Entry Certificate.

“Certificateholder or Holder” means the Person in whose name a Certificate is registered in the Register.

“Class C Certificate” has the meaning specified in the Intercreditor Agreement.

“Class C Certificateholder” means, at any time, any holder of one or more pass through certificates issued by the JetBlue Airways Pass Through Trust, Series 2004-2C-O.

“Class G-2 Certificate” has the meaning specified in the Intercreditor Agreement.

“Class G-2 Certificateholder” means, at any time, any holder of one or more pass through certificates issued by the JetBlue Airways Pass Through Trust, Series 2004-2G-2-O.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Company” means JetBlue Airways Corporation, a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any,

where such reference is required for purposes of compliance with the Trust Indenture Act) any other “obligor” (within the meaning of the Trust Indenture Act) with respect to the Certificates.

“Controlling Party” has the meaning specified in the Intercreditor Agreement.

“Corporate Trust Office” with respect to the Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

“Cut-off Date” means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

“Definitive Certificates” has the meaning specified in Section 3.05.

“Delivery Period Termination Date” means the earlier of (a) February 28, 2006, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustee and the Other Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company’s fault or negligence, May 31, 2006 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trustee and the Other Trustees in accordance with the Note Purchase Agreement.

“Deposits” has the meaning specified in the Deposit Agreement.

“Deposit Agreement” means the Deposit Agreement dated as of November 15, 2004 relating to the Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Depositary” means HSH Nordbank AG, acting through its New York Branch.

“Direction” has the meaning specified in Section 1.04(a).

“Distribution Date” means any Regular Distribution Date or Special Distribution Date as the context requires.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Equipment Notes” means the equipment notes issued under the Indentures.

“ERISA” means Employee Retirement Income Security Act of 1974, as amended from time to time.

“Escrow Agent” means, initially, Wilmington Trust Company.

“Escrow Agreement” means the Escrow and Paying Agent Agreement dated as of November 15, 2004 relating to the Certificates, among the Escrow Agent, the Escrow Paying

Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Escrow Paying Agent” means the Person acting as paying agent under the Escrow Agreement.

“Escrow Receipt” means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

“Event of Default” means an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

“Final Legal Distribution Date” means February 15, 2018.

“Final Withdrawal” has the meaning specified in the Escrow Agreement.

“Final Withdrawal Date” has the meaning specified in the Escrow Agreement.

“Final Withdrawal Notice” has the meaning specified in Section 2.02.

“Financing Documents” with respect to any Equipment Note, means the Indenture and the Participation Agreement relating to such Equipment Note.

“Fractional Undivided Interest” means the fractional undivided interest in the Trust that is evidenced by a Certificate relating to such Trust.

“Funding Date” has the meaning specified in the Note Purchase Agreement.

“Funding Notice” has the meaning specified in the Note Purchase Agreement.

“Global Certificates” means certificates representing the Book-Entry Certificate delivered to and held by a Clearing Agency or its nominee.

“Indenture” means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Funding Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indenture Default” with respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of November 15, 2004 among the Trustee, the Other Trustees, the Liquidity Providers, the liquidity providers relating to the Certificates issued under (and as defined in) the Other Pass Through Trust Agreements, the Policy Provider, and Wilmington Trust Company, as Subordination Agent

and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Investors” means the Underwriters together with all subsequent beneficial owners of the Certificates.

“Issuance Date” means the date of the original issuance of the Certificates.

“Letter of Representations” means, with respect to the Certificates, an agreement between the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an exhibit hereto, as such letter may be modified or supplemented, or any successor letter thereto.

“Liquidity Facilities” means the Primary Liquidity Facility and the Above-Cap Liquidity Facility.

“Liquidity Providers” means the Primary Liquidity Provider and the Above-Cap Liquidity Provider.

“Loan Trustee” with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as trustee under such Indenture, together with any successor to such trustee appointed pursuant thereto.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of November 15, 2004 among the Trustee, the Other Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

“Notice of Purchase Withdrawal” has the meaning specified in the Deposit Agreement.

“Officer’s Certificate” means a certificate signed (a) in the case of the Company, by any Vice President or more senior officer of the Company or, (b) in the case of a Loan Trustee, a Responsible Officer of such Loan Trustee, as the case may be.

“Opinion of Counsel” means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) the General Counsel of the Company, (ii) Vedder, Price, Kaufman & Kammholz, P.C., (iii) Nixon Peabody LLP or (iv) such other counsel designated by the Company and reasonably acceptable to the Trustee and (b) in the case of counsel for any Loan Trustee may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

“Other Pass Through Trust Agreements” means the other JetBlue Airways 2004-2 Pass Through Trust Agreements relating to the JetBlue Airways Pass Through Trust, Series 2004-2G-2-O and the JetBlue Airways Pass Through Trust, Series 2004-2C-O, each dated the date hereof.

“Other Trustee” means each trustee under the Other Pass Through Trust Agreements, and any successor or other trustee appointed as provided therein.

“Other Trusts” means the JetBlue Airways Pass Through Trust, Series 2004-2G-2-O and JetBlue Airways Pass Through Trust, Series 2004-2C-O each created on the date hereof.

“Outstanding” when used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

(i)            Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

(ii)           Certificates for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution; and

(iii)          Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement.

“Participation Agreement” means each Participation Agreement to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

“Paying Agent” means the paying agent maintained and appointed for the Certificates pursuant to Section 7.12.

“Permitted Investments” means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

“Policy” has the meaning specified in the Intercreditor Agreement.

“Policy Provider” has the meaning specified in the Intercreditor Agreement.

“Policy Provider Agreement” has the meaning specified in the Intercreditor Agreement.

“Policy Provider Amounts” has the meaning specified in the Intercreditor Agreement.

“Policy Provider Default” has the meaning specified in the Intercreditor Agreement.

“Pool Balance” means, as of any date, (i) the original aggregate face amount of the Certificates less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest, Break Amount or premium thereon or reimbursement of any costs or expenses incurred in connection therewith.  The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

“Pool Factor” means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates.  The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

“Primary Liquidity Facility” means, initially, the Revolving Credit Agreement dated as of November 15, 2004 relating to the Certificates, between the Primary Liquidity Provider and the Subordination Agent, as agent and trustee for the Trustee, and, from and after the replacement of such Agreement pursuant to the Intercreditor Agreement, the Replacement Primary Liquidity Facility (as defined in the Intercreditor Agreement) therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

“Primary Liquidity Provider” means, initially, Landesbank Baden-Württemberg or any Replacement Primary Liquidity Provider which has issued a Replacement Primary Liquidity Facility (each as defined in the Intercreditor Agreement) to replace the Class G-1 Primary Liquidity Facility pursuant to Section 2.7 or 3.6(e) of the Intercreditor Agreement.

“Prospectus” means the prospectus dated November 4, 2004, as supplemented by the prospectus supplement dated November 9, 2004, relating to the offer and sale of the Certificates and the certificates issued under the Other Pass Through Trust Agreements.

“PTC Event of Default” means any failure to pay within ten Business Days of the due date thereof:  (i) the outstanding Pool Balance on the Final Legal Distribution Date (unless the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay the outstanding Pool Balance and shall have distributed such amount to the Trustee) or (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the Intercreditor Agreement), a withdrawal or withdrawals pursuant to Section 3.6(f) of the Intercreditor Agreement, or a drawing under the Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

“Record Date” means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, February 1, May 1, August 1 or November 1 (whether or not a Business Day) immediately preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

“Register and Registrar” mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

“Regular Distribution Date” with respect to distributions of Scheduled Payments in respect of the Certificates, means each date designated as a Regular Distribution Date in the Certificates issued pursuant to this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day.

“Related Pass Through Trust Agreement” means the Pass Through Trust Agreement relating to the JetBlue Airways Pass Through Trust, Series 2004-2G-1-S, dated the date hereof, between the Company and the institution acting as trustee thereunder, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 11.01.

“Related Trust” means the JetBlue Airways Pass Through Trust, Series 2004-2G-1-S, formed under the Related Pass Through Trust Agreement.

“Related Trustee” means the trustee under the Related Pass Through Trust Agreement.

“Responsible Officer” with respect to the Trustee and any Loan Trustee, means any officer in the Corporate Trust Office of the Trustee, Loan Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Scheduled Payment” with respect to any Equipment Note, means (i) any payment of principal or interest on or in respect of such Equipment Note (other than any such payment which is not in fact received by the Subordination Agent within ten Business Days of the date on which such payment is scheduled to be made) due from the obligor thereon or (ii) any payment of interest on the Certificates with funds drawn under any Liquidity Facility or any payment of interest on or principal of the Certificates with funds drawn under the Policy, which payment in any such case represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

“SEC” means the Securities and Exchange Commission, as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

“Special Distribution Date” means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day.

“Special Payment” means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture) or Special Redemption Premium.

“Special Payments Account” means the account or accounts created and maintained pursuant to Section 4.01(b).

“Special Redemption Premium” means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

“Subordination Agent” has the meaning specified in the Intercreditor Agreement.

“Substitute Aircraft” has the meaning specified in the Note Purchase Agreement.

“Tax” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Transfer Date” has the meaning specified in Section 11.01.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust” means the trust created by this Agreement, the estate of which consists of the Trust Property.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended from time to time, or any successor thereto.

“Trust Property” means (i) the Equipment Notes held as the property of the Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI hereof of any Equipment Note and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement, the

Escrow Agreement, the Note Purchase Agreement, the Policy and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement, the Policy or the Liquidity Facilities, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

“Trustee” means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.

“Trustee’s Liens” has the meaning specified in Section 7.17.

“Underwriters” means the several underwriters listed as such in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated November 9, 2004 among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Unindemnified Tax” means (i) any Tax imposed on the net income, net worth or capital, or any franchise Tax or similar doing business Tax, of the Trustee, (ii) any withholding Tax imposed by the United States (including, without limitation, any withholding Tax imposed by the United States which is imposed or increased as a result of the Trustee failing to deliver to the Company any certificate or document necessary to establish that payments under this Agreement are exempt from withholding Tax), and (iii) any Avoidable Tax.

Section 1.02.        Compliance Certificates and Opinions.  Upon any application or request (except with respect to matters set forth in Article II) by the Company, any Loan Trustee to the Trustee to take any action under any provision of this Agreement, the Company, such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(d)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.        Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or, in respect of the Certificates, this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.        Directions of Certificateholders.  (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a “Direction”) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company or any Loan Trustee.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and any Loan Trustee, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

(c)           In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination.  In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded.  Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate thereof.

(d)           For all purposes of this Agreement, all Certificates shall vote and take all other actions of Certificateholders together as one series of Certificates.

(e)           The Company may at its option, by delivery of an Officer’s Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give any Direction.  Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith.  If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

(f)            Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

(g)           Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.

ARTICLE II

ORIGINAL ISSUANCE OF CERTIFICATES;
ACQUISITION OF EQUIPMENT NOTES

Section 2.01.        Issuance of Certificates; Acquisition of Equipment Notes.  (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement, the Policy Provider Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder.  Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in

Schedule II to the Underwriting Agreement evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement.  Except as provided in Sections 3.04, 3.05, 3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.

(b)           On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Funding Notice relating to one or more Equipment Notes.  After receipt of a Funding Notice and in any case no later than one Business Day prior to a Funding Date as to which such Funding Notice relates (the “Applicable Funding Date”) (or, if the Issuance Date is an Applicable Funding Date, on the Issuance Date), the Trustee shall (as and when specified in the Funding Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Funding Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Funding Notice; provided that, if the Issuance Date is an Applicable Funding Date, such purchase price shall be paid from a portion of the proceeds of the sale of the Certificates.  The Trustee shall (as and when specified in such Funding Notice), subject to the conditions set forth in Section 2 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Funding Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement.  If at any time prior to the Applicable Funding Date, the Trustee receives a notice of postponement pursuant to Section 1(d) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Funding Date.  Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Funding Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement (or, if the Issuance Date is the Applicable Funding Date with respect to such Applicable Participation Agreement, from a portion of the proceeds of the sale of the Certificates).  The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes.  Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Funding Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Funding Date in accordance with the terms of the Deposit Agreement.

Section 2.02.        Withdrawal of Deposits.  If any Deposits remain outstanding on the Business Day next succeeding the Cut-Off Date, (i) (A) the Trustee shall give the Escrow Agent notice that the Trustee’s obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the “Final Withdrawal Notice”) and (B) the Trustee will make a demand upon the Company under the

Note Purchase Agreement for an amount equal to the Special Redemption Premium, if applicable, such payment to be made on the Final Withdrawal Date.

Section 2.03.        Acceptance by Trustee.  The Trustee, upon the execution and delivery of this Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders, upon the trusts herein set forth.  Subject to Section 7.14, the Trustee shall take all actions reasonably necessary to effect the registration of all such Equipment Notes in the name of the Subordination Agent.  By its payment for and acceptance of each Certificate issued to it under this Agreement, each Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

Section 2.04.        Limitation of Powers.  The Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities including without limitation purchasing any Equipment Note issued in connection with the redemption of outstanding Equipment Notes under any Indenture and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a “grantor trust” for federal income tax purposes (including as subject to this restriction, acquiring any Aircraft (as defined in the respective Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

ARTICLE III

THE CERTIFICATES

Section 3.01.        Title, Form, Denomination and Execution of Certificates.  (a)  Each Certificate will represent a Fractional Undivided Interest in the Trust, shall be issued in fully registered form without coupons and shall be substantially in the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee’s or officer’s execution of the Certificates (provided that such letters, numbers or other marks of identification and such legends or endorsements are in a form acceptable to the Company).  Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate.  At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Certificate.  In any event, any transfer or exchange of any Certificate shall also effect a transfer or exchange of the related Escrow Receipt.  Prior to the Final Withdrawal Date, no transfer or exchange of any Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged.  By acceptance of any Certificate to which an Escrow Receipt is attached, each Holder of such a Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

(b)           The Certificates shall be issued only in fully registered form without coupons and only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination.  Each Certificate shall be dated the date of its authentication.  The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $176,753,000.

(c)           The Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

Section 3.02.        Restrictive Legends.  Each Global Certificate shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

Section 3.03.        Authentication of Certificates.  (a) On the Issuance Date, the Trustee shall duly execute, authenticate and deliver Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule II to the Underwriting Agreement, evidencing the entire ownership of the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement.

(b)           No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

(c)           Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office on the date of such Certificates.

Section 3.04.        Transfer and Exchange.  The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 a register (the “Register”) of the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Certificates and of transfers and exchanges of such Certificates as herein provided.  The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Certificates and transfers and exchanges of such Certificates as herein provided.  The Company, upon notice to the Trustee, may change the Registrar at any time.

All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Trust Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

A Certificateholder may transfer a Certificate, or request that a Certificate be exchanged for Certificates in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Certificate surrendered for exchange of other authorized denominations, by surrender of such Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary.  Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry.  When Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar’s request.  No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 3.05.        Global, Book-Entry and Definitive Certificates.  (a)   Except for one Certificate that may be issued in a denomination of other than an even multiple of $1,000, except as provided in the following sentence, the Certificates may be issued at the option of the Company in the form of one or more typewritten Global Certificates representing the Book-Entry Certificates of such class, to be delivered to DTC, the initial Clearing Agency, by the Trustee on behalf of the related Trust.  In the case of the issuance of Global Certificates, such Global Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Certificates, except as provided in Subsection (d) below. As to Global Certificates, unless and until definitive, fully registered Certificates (the “Definitive Certificates”) have been issued pursuant to Subsection (d) below:

(i)            the provisions of this Section 3.05 shall be in full force and effect;

(ii)           the Company, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Global Certificates);

(iii)          to the extent that the provisions of this Section 3.05 conflict with any other provisions of this Agreement, the provisions of this Section 3.05 shall control;

(iv)          the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to Subsection (d) below, the Clearing Agency will make book-entry transfers in respect of the Book-Entry Certificates among the Clearing Agency Participants and receive and transmit distributions of principal, interest and premium, if any, on the Global Certificates to such Clearing Agency Participants;

(v)           Global Certificates may be transferred in whole, but not in part, and in the manner provided in Section 3.04, by the Clearing Agency holding such Global Certificates to a nominee of such Clearing Agency, or by such Clearing Agency to a successor Clearing Agency that has been selected or approved by the Company or to a nominee of such successor Clearing Agency; and

(vi)          whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Fractional Undivided Interests in the Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Clearing Agency Participants owning or representing, respectively, such required percentage of the Book-Entry Certificates and has delivered such instructions to the Trustee. Neither the Company nor the Trustee shall have any obligation to determine whether the Clearing Agency has in fact received any such instructions.

(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued pursuant to Subsection (d) below, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

(c)           The Trustee shall enter into the applicable Letter of Representations with respect to the Global Certificates and fulfill its responsibilities thereunder.

(d)           If with respect to the Global Certificates (i) the Company advises the Trustee in writing that the Clearing Agency that holds such Global Certificates is no longer willing or able to discharge properly its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of such Certificate Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Participants is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of all the Global Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency Participants for registration of Definitive Certificates in the names of Certificate Owners, the Trustee shall issue and deliver the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Persons in whose names the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

(e)           Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05.  The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.06.        [Intentionally Omitted.]

Section 3.07.        Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates, in authorized denominations and of like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

In connection with the issuance of any new Certificate under this Section 3.07, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.08.        Persons Deemed Owners.  Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar and any Paying Agent may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

Section 3.09.        Cancellation.  All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be canceled by it.  No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by this Agreement.  All canceled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

Section 3.10.        Temporary Certificates.  Until Definitive Certificates are ready for delivery, the Trustee shall authenticate temporary Certificates.  Temporary Certificates shall be substantially in the form of Definitive Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates, as evidenced by their execution of such temporary Certificates.  If temporary Certificates are issued, the Trustee will cause Definitive Certificates to be prepared without unreasonable delay.  After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to

Section 7.12, without charge to the Certificateholder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of Definitive Certificates of authorized denominations.  Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as Definitive Certificates.

Section 3.11.        Limitation of Liability for Payments.  All payments and distributions made to Certificateholders in respect of the Certificates shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement.  Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, the Liquidity Providers or the Policy Provider, except as otherwise expressly provided herein or in the Intercreditor Agreement.

The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).

Section 3.12.        ERISA Legend.  All Certificates issued pursuant to this Agreement shall bear a legend to the following effect (the “ERISA Legend”) unless the Company and the Trustee determine otherwise consistent with applicable law:

“BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.  THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

By acceptance of any Certificate bearing the ERISA Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement.  The Trustee shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in such legend.

ARTICLE IV

DISTRIBUTIONS; STATEMENTS TO
CERTIFICATEHOLDERS

Section 4.01.        Certificate Account and Special Payments Account.  (a) The Trustee shall establish and maintain on behalf of the Certificateholders a Certificate Account as one or more non-interest-bearing accounts.  The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement.  On each day when a Scheduled Payment is made to the Trustee under the Intercreditor Agreement, the Trustee upon receipt thereof shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

(b)           The Trustee shall establish and maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04.  The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in this Agreement.  On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement and upon the payment of the Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(c)           The Trustee shall cause the Subordination Agent to present to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the related Indenture, on the applicable redemption date under such Indenture.

Section 4.02.        Distributions from Certificate Account and Special Payments Account.  (a) On each Regular Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a).  There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of Cede & Co., as nominee for DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

(b)           On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held in the related Trust or realized upon the sale of such Equipment Notes or receipt of the Special Redemption Premium, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.01(b).  There shall be so distributed to each Certificateholder of record on the Record

Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of Cede & Co., as nominee for DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

(c)           The Trustee shall cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register.  In the event of redemption or purchase of Equipment Notes held in the Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase.  In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, such notice shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 20 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date.  In the case of distributions pursuant to Section 3.7(c) or Section 3.7(e) of the Intercreditor Agreement, the Trustee will mail notice to the Certificateholders stating the Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution.  In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter.  Notices mailed by the Trustee shall set forth:

(i)            the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

(ii)           the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

(iii)          the reason for the Special Payment, and

(iv)          if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of (i) premium, if any, payable upon the redemption or purchase of an Equipment Note or (ii) the Special Redemption Premium, if any, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

Section 4.03.        Statements to Certificateholders.  (a) On each Distribution Date, the Trustee will include with each distribution to Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement).  Such statement shall set forth (per $1,000 face amount Certificate as to (ii), (iii), (iv) and (v) below) the following information:

(i)            the aggregate amount of funds distributed on such Distribution Date hereunder and under the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Providers and/or the Policy Provider;

(ii)           the amount of such distribution hereunder allocable to principal and the amount allocable to Break Amount (as defined in the Intercreditor Agreement) and premium (including the Special Redemption Premium), if any;

(iii)          the amount of such distribution hereunder allocable to interest;

(iv)          the amount of such distribution under the Escrow Agreement allocable to interest;

(v)           the amount of such distribution under the Escrow Agreement allocable to unused Deposits;

(vi)          the Pool Balance and the Pool Factor; and

(vii)         Three-Month LIBOR for the current and immediately preceding Interest Periods.

With respect to the Certificates registered in the name of Cede & Co., as nominee for DTC, on the Record Date prior to each Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all Agent Members reflected on DTC’s books as holding interests in the Certificates on such Record Date.  On each Distribution Date, the Trustee shall mail to each such Agent Members the statement described above and will make available additional copies as requested by such Agent Members for forwarding to holders of interests in the Certificates.

(b)           Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its federal income tax returns.  Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).

(c)           Promptly following (i) any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page S-39 of the Prospectus, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Trust, or any Final Withdrawal, the Trustee shall furnish to Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice.  With respect to the Certificates registered in the name of Cede & Co., as nominee for DTC, on the Delivery Period Termination Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all Agent Members reflected on DTC’s books as holding interests in the Certificates on such date.  The Trustee will mail to each such Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

Section 4.04.        Investment of Special Payment Moneys.  Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such Special Payment pursuant to Section 4.02.  Any investment made pursuant to this Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity.  The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee.  All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

ARTICLE V

THE COMPANY

Section 5.01.        Maintenance of Corporate Existence.  The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except as permitted by Section 5.02.

Section 5.02.        Consolidation, Merger, etc.  The Company shall not consolidate with or merge into any other Person under circumstances in which the Company is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

(a)           such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such Person will be a U.S. Air Carrier (as defined in the Financing Documents); and

(b)           the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Pass Through Trust Agreement and each Financing Document to be performed or observed by the Company.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or Person had been named as the Company herein.  No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement and any Financing Document to which it is a party.

ARTICLE VI

DEFAULT

Section 6.01.        Events of Default.  (a) Exercise of Remedies.  Upon the occurrence and during the continuation of any Indenture Default under any Indenture, with ten days’ written notice to the Trustee and each Certificateholder, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the Intercreditor Agreement), direct the exercise of remedies as provided in the Intercreditor Agreement.

(b)           Purchase Rights of Certificateholders.  By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

(i)            each Class C Certificateholder shall have the right to purchase all, but not less than all, of the Certificates and the Class G-2 Certificates upon ten days’ written notice to the Trustee, the Other Trustees and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Certificates and the Class G-2 Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C

Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder’s desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Certificates and the Class G-2 Certificates pursuant to this Section 6.01(b); and

(ii)           whether or not any Class C Certificateholders exercise their right to purchase pursuant to clause (i) above, the Policy Provider, if it is then the Controlling Party, shall have the right to purchase all, but not less than all, of the Certificates and the Class G-2 Certificates upon ten days’ written notice to the Trustee, the Other Trustee and the Certificateholders; provided, that if any Class C Certificateholder has previously exercised the right to purchase all of the Class G-1 and Class G-2 Certificates, such holder may refuse to sell the Class G-1 and Class G-2 Certificates to the Policy Provider if all of the holders of the Class G-1 and Class G-2 Certificateholders release the Policy Provider from all of its obligations under the Policies with respect to such Class G-1 and Class G-2 Certificates (and return or cause the return of such Policies to the Policy Provider); provided, further, that such holder may not refuse such sale so long as (x) all Policy Provider Amounts have not been paid in full and (y) sixteen months have passed from the occurrence of the initial Triggering Event.

The purchase price with respect to the Certificates and the Class G-2 Certificates shall be equal to the Pool Balance of the Certificates, together with accrued and unpaid interest thereon to the date of such purchase, plus Break Amount, if any, and including any other amounts then due and payable to the Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Financing Document or on or in respect of the Certificates plus the amount payable in connection with the purchase of the Class G-2 Certificates pursuant to Section 6.01(b) of the Other Pass Through Trust Agreement for the Class G-2 Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date); provided, further, that no such purchase of Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement all of the Certificates and pursuant to the Other Pass Through Trust Agreement relating to the Class G-2 Certificates, all of the Class G-2 Certificates.  Each payment of the purchase price of the Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and relevant Other Trustee, as applicable, and each such purchase shall be subject to the terms of this Section 6.01(b). Each Certificateholder agrees by its acceptance of its Certificate that it will, subject to Section 3.04 hereof, upon payment from such Class C Certificateholder(s) or the Policy Provider, as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this Agreement, the Escrow Agreement, the

Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Policy, the Financing Documents and all Certificates and Escrow Receipts held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder’s obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Policy, the Financing Documents and all such Certificates and Escrow Receipts.  The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Certificateholders to deliver any Certificates (whether in the form of Definitive Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser(s) and receive the purchase price for such Certificates and (ii) if the purchaser(s) shall so request, such Certificateholder will comply with all the provisions of Section 3.04 hereof to enable new Certificates to be issued to the purchaser in such denominations as it shall request.  All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

As used in this Section 6.01(b), the terms “Class C Certificate”, “Class C Certificateholder”, “Class C Trust”, and “Class C Trustee” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

Section 6.02.        Incidents of Sale of Equipment Notes.  Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

(1)           Certificateholders and Trustee May Purchase Equipment Notes.  Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

(2)           Receipt of Trustee Shall Discharge Purchaser.  The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

(3)           Application of Moneys Received upon Sale.  Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

Section 6.03.        Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit.  If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of the

Intercreditor Agreement and the Financing Documents, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Notes and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

Section 6.04.        Control by Certificateholders.  Subject to Section 6.03 and the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes, provided that:

(1)           such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

(2)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction, and

(3)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

Section 6.05.        Waiver of Past Defaults.  Subject to the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto, except a default:

(1)           in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

(2)           in the payment of the principal of (premium, if any) or interest on the Equipment Notes, or

(3)           in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate affected thereby.

Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Upon any such waiver, the Trustee shall vote the Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

Section 6.06.        Right of Certificateholders to Receive Payments Not to Be Impaired.  Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

Section 6.07.        Certificateholders May Not Bring Suit Except Under Certain Conditions.  A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

(1)           such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

(2)           Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

(3)           the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4)           no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

Section 6.08.        Remedies Cumulative.  Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

ARTICLE VII

THE TRUSTEE

Section 7.01.        Certain Duties and Responsibilities.  (a) Except during the continuation of an Event of Default, the Trustee undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

(c)           No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section; and

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d)           Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.        Notice of Defaults.  As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Company, the Loan Trustees and the Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default on the payment of the principal, premium, if any, or interest on any Equipment Note held in the Trust, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Certificateholders.  For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

Section 7.03.        Certain Rights of Trustee.  Subject to the provisions of Section 315 of the Trust Indenture Act:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer’s Certificate and an Opinion of Counsel as provided in Section 1.02 of this Agreement;

(c)           whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company or any Loan Trustee;

(d)           the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

(g)           the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

(h)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

(i)            the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

Section 7.04.        Not Responsible for Recitals or Issuance of Certificates.  The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness.  Subject to Section 7.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, any Equipment Notes, the Intercreditor Agreement, the Deposit Agreement, the Escrow Agreement, the Certificates or any other Financing Document, except that the Trustee hereby represents and warrants that this Agreement has been, and the Intercreditor Agreement, the Note Purchase Agreement, the Escrow Agreement and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

Section 7.05.        May Hold Certificates.  The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.06.        Money Held in Trust.  Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

Section 7.07.        Compensation and Reimbursement.  The Company agrees:

(1)           to pay, or cause to be paid, to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as set forth in a written fee letter dated the date hereof between the Company and the Trustee, which letter is incorporated herein by reference (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its undertaking its normal administrative functions, or its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee’s breach of its representations and warranties set forth in Section 7.15; and

(3)           to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability, expense or Tax (other than for or with respect to any Unindemnified Tax) incurred without gross negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee’s breach of its covenants hereunder or under any Financing Document to which it is a party or its representations and warranties set forth in Section 7.15 or in any other Financing Document, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect hereto or any of the

Financing Documents, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Financing Documents and not requested by the Company, any loss of tax benefits, any Unindemnified Tax, or increase in tax liability under any tax law whether or not the Company is required to indemnify thereof or pursuant to this Agreement or any costs associated with overhead or normal administration hereunder or any voluntary resignation pursuant to Section 7.09.

With respect to paragraph (3) above, the Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall make payment on any such claim within 30 days of written demand thereof (delivered together with supporting documentation).  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made, in settlement or otherwise, without its consent.

With respect to any Tax other than an Unindemnified Tax, the Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, the Trust Property for any such Tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any Tax attributable to the Trustee’s compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such Tax.  If the Trustee reimburses itself from the Trust Property of such Trust for any such Tax, it will mail a brief report within 30 days setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

Section 7.08.        Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000).  If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.09.

Section 7.09.        Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

(b)           The Trustee may resign at any time as trustee by giving prior written notice thereof to the Company, the Authorized Agents and the Loan Trustees.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Loan Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company and the Loan Trustees.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 310 of the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

(2)           the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax.  The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes.

(f)            If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Loan Trustees and the retiring Trustee, and the Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor

Trustee appointed as provided above.  If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g)           The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register.  Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

Section 7.10.        Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute and deliver to the Company, the Authorized Agents and the Loan Trustees and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all Trust Property held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07.  Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

Section 7.11.        Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

Section 7.12.        Maintenance of Agencies.  (a) There shall at all times be maintained an office or agency in the location set forth in Section 12.03 where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such certificates or this Agreement may be served; provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location (e.g., the Certificates shall be represented by Definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency.  Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Company, the Loan Trustees (in the case of any Loan Trustee, at its address specified in the Financing Documents or such other address as may be notified to the Trustee) and the Certificateholders.  In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

(b)           There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates.  Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or, if the Trustee shall be acting as the Registrar or Paying Agent hereunder, a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities.  The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates.  Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(c)           Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d)           Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company and the Loan Trustees.  The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee.  Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section.  The Company shall give written notice of any such appointment made by it to the Trustee and the Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

(e)           The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses as set forth in the letter agreement referred to in Section 7.07 hereof.

Section 7.13.        Money for Certificate Payments to Be Held in Trust.  All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section.  Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 7.14.        Registration of Equipment Notes in Name of Subordination Agent.  The Trustee agrees that all Equipment Notes to be purchased by the Trust shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

Section 7.15.        Representations and Warranties of Trustee.  The Trustee hereby represents and warrants that:

(a)           the Trustee is a Delaware banking corporation organized and validly existing in good standing under the laws of the State of Delaware;

(b)           the Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party;

(c)           the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Financing Documents to which it is a party (i) will not violate any provision of United States federal law or the law of the State of Delaware where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, or (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(d)           the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, and the Financing Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware regulating the banking and corporate trust activities of the Trustee;

(e)           this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, and the Financing Documents to which it is a party have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law; and

(f)            the statements made by it in a Statement of Eligibility on Form T-1 supplied or to be supplied to the Company in connection with the registration of any Certificates are and will be true and accurate subject to the qualifications set forth therein; and that such statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act.

Section 7.16.        Withholding Taxes Information Reporting.  (a) The Trustee, as trustee of the grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all withholding taxes applicable thereto as required by law.  The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time.  The Trustee agrees to file any other information reports as it may be required to file under United States law.

(b)           In the event the Trust is characterized as a partnership for U.S. federal income tax purposes, the Company shall (i) file, mail or deliver (or cause to be filed, mailed or delivered) Internal Revenue Form 1065 and any other federal, state or local income tax returns or reports required to be filed, delivered or mailed by the Trust to any taxing authority or any person treated as a partner and (ii) indemnify the Trust against any costs, expenses or penalties imposed on the Trust arising from the classification of the Trust as a partnership.

Section 7.17.        Trustee’s Liens.  The Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim (“Trustee’s Liens”) on or with respect to the Trust Property which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Financing Documents, or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions on the part of the Trustee which are not contemplated by this Agreement.

Section 7.18.        Preferential Collection of Claims.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

ARTICLE VIII

CERTIFICATEHOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 8.01.        The Company to Furnish Trustee with Names and Addresses of Certificateholders.  The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

Section 8.02.        Preservation of Information Communications to Certificateholders.  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.12 or Section 8.01, as the case may be, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

Section 8.03.        Reports by Trustee.  Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

Section 8.04.        Reports by the Company.  The Company shall:

(a)           file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

(b)           file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

(c)           transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

(d)           furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer, any Vice President (or more senior ranking officer) or the principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

ARTICLE IX

SUPPLEMENTAL AGREEMENTS

Section 9.01.        Supplemental Agreements Without Consent of Certificateholders.  Without the consent of the Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03) shall, at the Company’s request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein contained or of the Company’s obligations under the Note Purchase Agreement, the Policy Provider Agreement or any Liquidity Facility; or

(2)           to add to the covenants of the Company for the benefit of the Certificateholders, or to surrender any right or power conferred upon the Company in this

Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility; or

(3)           to correct or supplement any provision in this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Deposit Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, the Escrow Agreement, the Deposit Agreement, the Note Purchase Agreement, the Intercreditor Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders; or

(4)           to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

(5)           to evidence and provide for the acceptance of appointment under thus Agreement by the Trustee of a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

(6)           to provide the information required under Section 7.12 and Section 12.03 as to the Trustee;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

Section 9.02.        Supplemental Agreements with Consent of Certificateholders.  With the consent of the Certificateholders holding Certificates (including consents obtained in connection with a tender offer or exchange offer for the Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of said Certificateholders delivered to the Company and the Trustee and the consent of the Policy Provider, the Company may, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy and the Policy Provider Agreement, the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy and the Policy Provider Agreement, the Escrow Agreement, the Deposit Agreement or the

Note Purchase Agreement; provided, however, that no such agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

(1)           reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Certificateholders) of payments on the Equipment Notes or other Trust Property held in the Trust or on the Deposits or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

(2)           permit the disposition of any Equipment Note included in the Trust Property except as permitted by this Agreement or the Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in the Trust; or

(3)           reduce the specified percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such specified percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

(4)           waive, amend or modify Section 2.4, or 3.2 of the Intercreditor Agreement in a manner adverse to the Certificateholders; or

(5)           modify any of the provisions of this Section 9.02 or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

(6)           terminate or modify the Policy; or

(7)           adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

Section 9.03.        Documents Affecting Immunity or Indemnity.  Except for the performance of its covenants herein, if in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects adversely any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

Section 9.04.        Execution of Supplemental Agreements.  In executing, or accepting the additional trusts created by, any agreement permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

Section 9.05.        Effect of Supplemental Agreements.  Upon the execution of any agreement supplemental to this Agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06.        Conformity with Trust Indenture Act.  Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.07.        Reference in Certificates to Supplemental Agreements.  Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

ARTICLE X

AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS

Section 10.01.      Amendments and Supplements to Indentures and Financing Documents.  In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any other Financing Document, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of the date of such notice and the Policy Provider.  The Trustee shall request from the Policy Provider or if a Policy Provider Default has occurred and is continuing, Certificateholders a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or as Controlling Party has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.  Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote jointly with the Class G-2 Trustee (as defined in the Intercreditor Agreement) as directed in such Certificateholder Direction by the Certificateholders and Class G-2 Certificateholders evidencing a Fractional Undivided Interest (as defined herein and in the Class G-2 Trust Agreement (as defined in the Intercreditor Agreement)) aggregating not less than a majority in interest in the Trust and the Class G-2 Trust (as defined in the Intercreditor Agreement), voting as one class.  For purposes of the immediately preceding sentence, a Certificate shall have been “actually voted” if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder’s consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent.  Notwithstanding the foregoing, but subject to Section 6.04 and the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any other Financing Document, any Equipment Note or any other related document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders.

ARTICLE XI

TERMINATION OF TRUST

Section 11.01.      Termination of the Trust.  The respective obligations and responsibilities of the Company and the Trustee with respect to the Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Holders of Certificates and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust continue beyond one hundred ten (110) years following the date of the earliest execution of this Trust Agreement.

Upon the earlier of (i) the first Business Day after February 28, 2006, or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the “Transfer Date”), or, if later the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee’s right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement.  The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

(i)            The Trustee, the Related Trustee and each of the Rating Agencies then rating the Certificates shall have received an Officer’s Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

(a)           upon the execution and delivery thereof by the parties thereto in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;

(b)           upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, each of the Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

(c)           the Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

(d)           the Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

(e)           neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

(ii)           The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, and the Outstanding Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of this Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property.  By acceptance of its Certificate, each Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

In connection with the occurrence of the event set forth in clause (B) above, notice of such termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.  The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders.  Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders such final payments.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  No additional interest shall accrue on the Certificates after the Distribution Date specified in the first written notice.  In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01.      Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

Section 12.02.      Certificates Nonassessable and Fully Paid.  Except as set forth in the last sentence of this Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid.  No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.  Neither the existence of the Trust nor any provision herein is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

Section 12.03.      Notices.  (a)  Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or telecopy, and any such notice shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next opening of business on a Business Day, if to the Company, to:

JetBlue Airways Corporation

118-29 Queens Blvd.
Forest Hills, NY  11375

Attention:  Vice President—Corporate Finance

Facsimile:  718-709-3639

with a copy to:

JetBlue Airways Corporation

118-29 Queens Blvd.

Forest Hills, NY 11375

Attention:  General Counsel

Facsimile:  718-709-3631

if to the Trustee, to:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention:  Corporate Trust Administration

Facsimile:  (302) 636-4140

Telephone: (302) 636-6000

(b)           The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c)           Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the

Registrar.  Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

(d)           If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

(e)           If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trustee and to the Paying Agent at the same time.

(f)            Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

(g)           The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder or Loan Trustee.

Section 12.04.      Governing Law.  THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF DELAWARE AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.05.      Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust, or of the Certificates or the rights of the Certificateholders thereof.

Section 12.06.      Trust Indenture Act Controls.  This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

Section 12.07.      Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.08.      Successors and Assigns.  All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

Section 12.09.      Benefits of Agreement.  Except as otherwise provided in this Agreement, nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.10.      Legal Holidays.  In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

Section 12.11.      Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 12.12.      Intention of Parties.  The parties hereto intend that the Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership.  Each Certificateholder and Investor, by its acceptance of its Certificate or a beneficial interest therein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.  The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

*     *     *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

JETBLUE AIRWAYS CORPORATION

By:	/s/ John Harvey
Name: John Harvey
Title: VP Corporate Finance and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Chris Sponenberg
Name: W. Chris Sponenberg
Title: Vice President

EXHIBIT A

FORM OF CERTIFICATE

REGISTERED

No.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.05 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.  THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

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GLOBAL CERTIFICATE

JETBLUE AIRWAYS PASS THROUGH TRUST, SERIES 2004-2G-1-O

JetBlue Airways

Pass Through Certificate,

Series 2004-2G-1-O

Final Legal Distribution Date:  February 15, 2018

evidencing a fractional undivided interest in a trust, the property of which includes certain equipment notes each secured by an Aircraft owned by JetBlue Airways Corporation.

having a face amount of $[                ] representing [         ]% of the Trust per $1,000 face amount

THIS CERTIFIES THAT                                 , for value received, is the registered owner of a Fractional Undivided Interest having a face amount of $                             (                                dollars) in the JetBlue Airways Pass Through Trust, Series 2004-2G-1-O (the “Trust”) created pursuant to a Pass Through Trust Agreement, dated as of November 15, 2004 (the “Agreement”), between Wilmington Trust Company (the “Trustee”) and JetBlue Airways Corporation, a corporation incorporated under Delaware law (the “Company”), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.  This Certificate is one of the duly authorized Certificates designated as JetBlue Airways Pass Through Certificates, Series 2004-2G-1-O” (herein called the “Certificates”).  This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement.  By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement.  The property of the Trust includes an interest in certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement, the Policy and any Liquidity Facility (the “Trust Property”).  Each issue of the Equipment Notes is secured by, among other things, a security interest in the Aircraft owned by the Company.

The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from and to the extent of funds then available to the Trustee, there will be distributed on each (i) February 15, May 15, August 15 and November 15 and (ii) in the case of any payment of principal or interest on, or with respect to, any Equipment Note received by the Subordination Agent after the date on which such payment is scheduled to be made, but within ten Business Days of such scheduled payment date, the date of receipt of such payment by the Trustee if received by noon and if later, the next Business Day (each a “Regular Distribution Date”), commencing on February 15, 2005, to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments due on such Regular

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Distribution Date on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments.  Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received.  If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date.  The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates.  The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement.  All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement.  Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement.  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.  A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.  Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the

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Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

Under certain circumstances set forth in Section 11.01 of the Agreement, all of the Trustee’s right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement.  Upon the effectiveness of such Assignment and Assumption Agreement (the “Transfer”), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property.  Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a certificateholder thereunder.  From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be in a different denomination.  As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

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UNTIL THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, FROM AND AFTER THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                         , 20

JETBLUE AIRWAYS PASS THROUGH TRUST, SERIES 2004-2G-1-O

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Name:
Title:

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[FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Certificates referred
to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Authorized Officer

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FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date:	[Name of Transferor]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

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EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

JetBlue Airways Pass Through Trust, Series 2004-2G-1-O

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated                     , (the “Agreement”), between Wilmington Trust Company, a Delaware banking corporation (“WTC”), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of November 15, 2004 (as amended, modified or otherwise supplemented from time to time, the “Pass Through Trust Agreement”) in respect of the JetBlue Airways Pass Through Trust, Series 2004-2G-1-O (the “Assignor”), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of                          , 200    (the “New Pass Through Trust Agreement”) in respect of the JetBlue Airways Pass Through Trust, Series 2004-2G-1-S (the “Assignee”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to effect on the date hereof (the “Transfer Date”) (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the “Scheduled Documents”) and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Certificates issued under the Pass Through Trust Agreement; and

WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Pass Through Trust Agreement):

1.             Assignment.  The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the “Assigned Documents”), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

2.             Assumption.  The Assignee hereby assumes for the benefit of the Assignor and each Certificateholder (collectively, the “Beneficiaries”) all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor.  Further, the Assignee hereby assumes for

1

the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Certificates and hereby confirms that the Certificates representing Fractional Undivided Interests under the Pass Through Trust Agreement shall be deemed for all purposes of the Pass Through Trust Agreement and the New Pass Through Trust Agreement to be certificates representing the same fractional undivided interests under the New Pass Through Trust Agreement equal to their respective beneficial interests in the trust created under the Pass Through Trust Agreement.

3.             Effectiveness.  This Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Certificateholder, by its acceptance of its Certificate or a beneficial interest therein, agrees to be bound by the terms of this Agreement.

4.             Payments.  The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

5.             Further Assurances.  The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Agreement and of the right and powers herein granted.  The Assignor agrees to deliver the Global Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

6.             Representations and Warranties.  (a)  The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

(i)            it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the “Pass Through Trustee” under the Assigned Documents;

(ii)           on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the New Pass Through Trust Agreement are true and correct.

(b)           The Assignor represents and warrants to the Assignee that:

(i)            it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement;

(ii)           the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

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(iii)          this Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

7.             GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

8.             Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.  It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

9.             Third Party Beneficiaries.  The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

*     *     *

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IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment as of the day and year first above written.

ASSIGNOR:

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement in respect of the JetBlue Airways Pass Through Trust 2004-2G-1-O

By:
Title:

ASSIGNEE:

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement in respect of the JetBlue Airways Pass Through Trust 2004-2G-1-S

By:
Title:

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SCHEDULE I

SCHEDULE OF ASSIGNED DOCUMENTS

(1)           Intercreditor Agreement dated as of November 15, 2004 among the Trustee, the Other Trustee, the Policy Provider, the Liquidity Providers, the liquidity provider, if any, relating to the Certificates issued under (and as defined in) the Other Pass Through Trust Agreements and the Subordination Agent.

(2)           Escrow and Paying Agent Agreement (Class G-1) dated as of November 15, 2004 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.

(3)           Note Purchase Agreement dated as of November 15, 2004 among the Company, the Trustee, the Other Trustee, the Depositary, the Escrow Agent, the Paying Agent and the Subordination Agent.

(4)           Deposit Agreement (Class G-1) dated as of November 15, 2004 between the Escrow Agent and the Depositary.

(5)           The Policy (Class G-1) dated November 15, 2004, as defined in the Intercreditor Agreement.

(6)           The Policy Provider Agreement dated November 15, 2004, as defined in the Intercreditor Agreement.

(7)           The Revolving Credit Agreement (2004-2G-1) dated as of November 15, 2004 between the Subordination Agent and the Primary Liquidity Provider.

(8)           The Class G-1 Above-Cap Liquidity Facility dated November 15, 2004, as defined in the Intercreditor Agreement.

(9)           Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

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EXHIBIT C

FORM OF NOTICE TO DESIGNATE NOMINEE AS WITHHOLDING AGENT

(Treas. Reg. § 1.1445-8(f); 17 C.F.R. 240.10b-17(b)(1))

[DATE]

National Association of Securities Dealers, Inc.

Market Operations

80 Merritt Blvd.

Trumbull, CT 06611

Re:          JetBlue Airways Pass Through Trust, Series 2004-2G-1-O
Pass Through Certificates, Series 2004-2G-1-O

With respect to distributions to be made on [INSERT DISTRIBUTION DATE] to holders of the above-referenced Pass Through Certificates in the amount of $                         per $1,000 principal amount of Certificate, we hereby designate the appropriate nominees to withhold from amounts distributable to any non-U.S. Person such amounts as required by Section 1446 of the Internal Revenue Code of 1986, as amended.  The term “non-U.S. Person” means any person or entity that, for U.S. federal income tax purposes, is not a “U.S. Person.” “U.S. Person” for this purpose means a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.  The date of record for determining holders of Certificates entitled to receive the distribution on [INSERT DISTRIBUTION DATE] is [INSERT RELATED RECORD DATE].

Very truly yours,

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